EXHIBIT 99.2

Q2 2024

Supplemental Information

PIEDMONT®
OFFICE REALTY TRUST

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 39 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, acquisitions, dispositions, etc. contained in this quarterly supplemental information report may differ from actual results.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI, EBITDAre and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 32. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer, redeveloper and operator of high-quality, Class A office properties located primarily in major U.S. Sunbelt markets. The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its markets and is investment-grade rated by Standard & Poor’s and Moody’s.The Company was designated an Energy Star Partner of the Year for 2021, 2022 and 2023, and was recognized as a 2024 Energy Star Partner of the Year - Sustained Excellence, a distinction awarded for earning Partner of the Year for multiple consecutive years as well as exceeding the criteria required for recognition. Approximately 84% and 72% of the Company's portfolio is ENERGY STAR rated and LEED certified, respectively. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission as of June 30, 2024 and should be reviewed in conjunction with such filings.

	As of	As of
	June 30, 2024	December 31, 2023
Number of in-service projects (1)	31	34
Rentable square footage (in thousands) (1)	15,658	16,563
Percent leased (2)	87.3%	87.1%
Capitalization (in thousands):
Total debt - GAAP (net of $143.8 million of cash and investments on hand at June 30, 2024)	$2,077,916	$2,050,390
Total principal amount of debt outstanding (net of $143.8 million of cash and investments on hand at June 30, 2024) (excludes premiums, discounts, and deferred financing costs)	$2,100,347	$2,065,827
Equity market capitalization (3)	$898,964	$879,616
Total market capitalization (3)	$3,143,133	$2,949,649
Average net principal amount of debt to Core EBITDA - quarterly (4)	6.8 x	6.5 x
Average net principal amount of debt to Core EBITDA - trailing twelve months (5)	6.6 x	6.4 x
Net principal amount of debt / Total gross assets less cash and cash equivalents (6)	39.1%	38.2%
Common stock data:
High closing price during quarter	$7.42	$7.50
Low closing price during quarter	$6.36	$5.07
Closing price of common stock at period end	$7.25	$7.11
Weighted average fully diluted shares outstanding during quarter (in thousands)	124,796	123,846
Shares of common stock issued and outstanding at period end (in thousands)	123,995	123,715
Annualized current dividend per share (7)	$0.50	$0.50
Ratings (Standard & Poor's / Moody's)	BBB- / Baa3	BBB- / Baa3
Employees	151	150

(1)
As of June 30, 2024, the Company's in-service office portfolio excluded three projects held out of service for redevelopment, totaling 783,000 square feet. Additional information on these projects can be found on page 31.

(2)	Please refer to page 22 for additional analysis and definition regarding the Company's leased percentage.
(3)	Reflects common stock closing price, shares outstanding and principal amount of debt outstanding as of the end of the reporting period.
(4)	Calculated using the annualized Core EBITDA for the quarter and the average daily principal balance of debt outstanding during the quarter less the average balance of cash and escrow deposits and restricted cash during the quarter.
(5)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average daily principal balance of debt outstanding for the trailing twelve months less the average balance of cash and escrow deposits and restricted cash during the trailing twelve month period.
(6)	As of June 30, 2024, the Company held a large cash balance to be used for future debt retirement in early 2025; therefore, the metric shown is on a net debt basis to account for this cash balance.
(7)	Annualized amount based on the regular dividends per share recorded for the most recent quarter.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate Office
5565 Glenridge Connector, Suite 450 Atlanta, Georgia 30342
770.418.8800
www.piedmontreit.com

Executive Management

C. Brent Smith	Robert E. Bowers	George Wells	Laura P. Moon
Chief Executive Officer and President	Chief Financial and Administrative Officer	Chief Operating Officer	Chief Accounting Officer and Treasurer
and Director	and Executive Vice President	and Executive Vice President	and Senior Vice President

Kevin D. Fossum	Christopher A. Kollme	Thomas A. McKean	Damian J. Miller
Executive Vice President,	Executive Vice President,	Senior Vice President,	Executive Vice President,
Property Management	Investments	Associate General Counsel and	Dallas & Minneapolis
Corporate Secretary

Lisa M. Tyler	Alex Valente	Robert K. Wiberg
Senior Vice President,	Executive Vice President,	Executive Vice President,
Human Resources	Southeast Region	Northeast Region and Head of Development

Board of Directors

Kelly H. Barrett	Dale H. Taysom	Glenn G. Cohen	Venkatesh S. Durvasula
Chair of the Board of Directors	Vice Chair of the Board of Directors	Director	Director
Chair of the Audit Committee	Chair of the Capital Committee	Chair of the Compensation Committee	Member of the Capital Committee
Member of the Governance Committee	Member of the Audit Committee	Member of the Audit Committee	Member of the Compensation Committee
Member of the Capital Committee

Mary Hager	Barbara B. Lang	C. Brent Smith
Director	Director	Director
Member of the Capital Committee	Chair of the Governance Committee	Chief Executive Officer and President
Member of the Governance Committee	Member of the Compensation Committee

Transfer Agent	Corporate Counsel	Institutional Analyst Contact	Investor Relations

Computershare	King & Spalding	Phone: 770.418.8592	Phone: 866.354.3485
P.O. Box 43006	1180 Peachtree Street, NE	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Providence, RI 02940-3078	Atlanta, GA 30309		www.piedmontreit.com
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Earnings Release

Piedmont Office Realty Trust Reports Second Quarter 2024 Results

ATLANTA, July 31, 2024--Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in major U.S. Sunbelt markets, today announced its results for the quarter ended June 30, 2024, including the completion of over one million square feet of leasing, the largest amount of leasing the Company has completed in a single quarter in over a decade.

Highlights for the Three Months Ended June 30, 2024:

Financial Results:

	Three Months Ended
(in 000s other than per share amounts)	June 30, 2024	June 30, 2023
Net loss applicable to Piedmont	$(9,809)	$(1,988)
Net loss per share applicable to common stockholders - diluted	$(0.08)	$(0.02)
Interest expense, net of interest income	$29,381	$21,858
NAREIT and Core FFO applicable to common stock	$46,751	$55,535
NAREIT and Core FFO per diluted share	$0.37	$0.45
Adjusted FFO applicable to common stock	$27,758	$44,444
Same Store NOI - cash basis	5.7%
Same Store NOI - accrual basis	3.7%
•Piedmont recognized a net loss of $9.8 million, or $0.08 per diluted share, for the second quarter of 2024, as compared to a net loss of $2.0 million, or $0.02 per diluted share, for the second quarter of 2023, with the second quarter of 2024 reflecting an approximately $7.5 million, or $0.06 per diluted share, increase in interest expense, net of interest income, as compared to the second quarter of 2023.
•Core FFO, which removes depreciation and amortization expense, was $0.37 per diluted share for the second quarter of 2024, as compared to $0.45 per diluted share for the second quarter of 2023. Approximately $0.06 of the decrease is due to the increased interest expense, net of interest income mentioned above, with the remaining decrease attributable to a combination of the sale of One Lincoln Park during the first quarter of 2024, as well as the expiration of two large leases during the six months ended June 30, 2024.
•Same Store NOI - Cash basis and Same Store NOI - Accrual basis increased 5.7% and 3.7%, respectively, for the three months ended June 30, 2024, as compared to the same period in the prior year, as newly commenced leases or those with expiring abatements outweighed expiring leases.
Leasing:

Three Months Ended June 30, 2024
# of lease transactions	65
Total leasing sf (in 000s)	1,038
New tenant leasing sf (in 000s)	404
Cash rent roll up	15.2%
Accrual rent roll up	23.0%
Leased percentage as of period end	87.3%

•The Company completed over one million square feet of leasing during the second quarter, the largest amount of leasing the Company has completed in a single quarter in over a decade, which included over 400,000 square feet of new tenant leasing.
•The largest new lease completed during the quarter was for the relocation of Travel + Leisure Co.'s (NYSE:TNL) headquarters to the Company's 182,000 square foot 501 West Church Street building in downtown Orlando, FL.
•The largest renewal completed during the quarter was for over 240,000 square feet through 2030 for an e-commerce retailer at Dallas Galleria Office Towers.
•The average size lease executed during the quarter was approximately 16,000 square feet and the weighted average lease term was approximately eight years.
•Rents on leases executed during the three months ended June 30, 2024 for space vacant one year or less increased approximately 15.2% and 23.0% on a cash and accrual basis, respectively.
•The Company's leased percentage for its in-service portfolio as of June 30, 2024 was 87.3%, as compared to 87.1% as of December 31, 2023, with the increase attributable to net leasing activity completed during the first six months of 2024, and reflecting the sale of the One Lincoln Park building during the first quarter of 2024 and the reclassification of the 9320 Excelsior and Meridian Crossings projects in Minneapolis, MN to out-of-service as of June 30, 2024. Both projects are being redeveloped into multi-tenant assets following the expiration of the sole tenant lease at each project during the six months ended June 30, 2024.
•As of June 30, 2024, the Company had approximately 1.6 million square feet of executed leases for vacant space that is yet to commence or is currently under rental abatement, representing approximately $51 million of future additional annual cash rents.

Balance Sheet:

(in 000s except for ratios)	June 30, 2024	December 31, 2023
Total Real Estate Assets	$3,468,030	$3,512,527
Total Assets	$4,158,643	$4,057,082
Total Debt	$2,221,738	$2,054,596
Weighted Average Cost of Debt	6.08%	5.82%
Net Principal Amount of Debt/Total Gross Assets less Cash and Cash Equivalents	39.1%	38.2%
Average Net Debt-to-Core EBITDA (ttm)	6.6 x	6.4 x
•During the three months ended June 30, 2024, the Company issued $400 million of 6.875% senior notes due in 2029 and used the net proceeds to repay the balance outstanding on its $600 million line of credit, as well as a $25 million unsecured bank term loan that was scheduled to mature in January of 2025. The remaining proceeds have been invested until they will be used (along with any disposition proceeds and the Company's line of credit if necessary) to repay a $250 million unsecured bank term loan that matures in March of 2025. The Company has no other debt with a final maturity until 2027.
•As of June 30, 2024, our liquidity position was comprised of our $600 million line of credit and $138.5 million in cash and cash equivalents.

ESG and Operations:
•Four projects: The Exchange and 400&500 TownPark Commons in Orlando, FL; Crescent Ridge II, in Minneapolis, MN; and Wayside Office Park in Boston, MA won Regional The Outstanding Building of the Year ("TOBY") awards during the second quarter of 2024, and Wayside Office Park won at the International level during the third quarter of 2024. The award is presented by the Building Owners and Managers Association ("BOMA") and recognizes excellence in building management.
•As of June 30, 2024, approximately 84% and 72% of the Company's portfolio was ENERGY STAR rated and LEED certified, respectively, and 57% of its portfolio is certified LEED gold or higher.

Commenting on second quarter results, Brent Smith, Piedmont's President and Chief Executive Officer, said, "Our portfolio of well-located, hospitality-inspired workplaces is resonating with the market, delivering continued leasing success across our portfolio. We achieved the largest level of quarterly leasing volume since 2013 with over a million square feet spread across 65 transactions. Approximately 40% of the second quarter’s leasing volume was related to new tenancy, and transaction activity reflected a cash rental rate roll-up of greater than 15%. Additionally, we completed a significant debt refinancing, essentially addressing our debt maturities through early 2027 at a much improved interest rate compared to our 2023 issuance, demonstrating increased confidence from unsecured bond investors in the office sector, and specifically for our high-quality portfolio."

Third Quarter 2024 Dividend:

As previously announced, on July 25, 2024, the board of directors of Piedmont declared a dividend for the third quarter of 2024 in the amount of $0.125 per share on its common stock to stockholders of record as of the close of business on August 23, 2024, payable on September 20, 2024.

Guidance for 2024:

The Company is narrowing its previous guidance for the year ending December 31, 2024 primarily to reflect the impact of its recent $400 million bond issuance as follows:

	Current		Previous
(in millions, except per share data)	Low	High	Low	High
Net loss	$(63)	$(60)	$(47)	$(41)
Add:
Depreciation	147	149	148	151
Amortization	80	82	81	84
Impairment charges	18	18	—	—
Core FFO applicable to common stock	$182	$189	$182	$194
Core FFO applicable to common stock per diluted share	$1.46	$1.52	$1.46	$1.56

This guidance is based on information available to management as of the date of this release and reflects management's view of current market conditions, including the following specific assumptions and projections:
•Executed leasing in the range of 2-2.3 million square feet with year-end leased percentage for the Company's in-service portfolio anticipated to be approximately 87.5-88.5%, exclusive of any speculative acquisition or disposition activity;
•Same Store NOI raised from flat to 2% increase to a 2-3% increase on both a cash and accrual basis for the year;
•Interest expense of approximately $123-126 million, reflecting a full year of higher interest rates as a result of refinancing activity completed by the Company during the latter half of 2023 and in the first half of 2024;
•Updated interest income to approximately $4 million due to temporarily investing a portion of the net proceeds from the Company's recent bond offering which it anticipates using to repay a $250 million term loan in March of 2025; and,
•General and administrative expense adjusted to approximately $30 million based on mid-year estimates of potential performance based compensation as a result of year-to-date leasing results.

No speculative acquisitions, dispositions, or refinancings are included in the above guidance. The Company will adjust guidance if such transactions occur.

Note that actual results could differ materially from these estimates and individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of any future dispositions, significant lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expense, one-time revenue or expense events, and other factors discussed under "Risks, Uncertainties & Limitations" below.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data and ratios)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (EBITDAre), Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), Adjusted Funds from Operations (AFFO), and Same Store Net Operating Income (Same Store NOI). Definitions of these non-GAAP measures are provided on page 32 and reconciliations are provided beginning on page 34.

	Three Months Ended
Selected Operating Data	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023

Percent leased	87.3%	87.8%	87.1%	86.7%	86.2%
Percent leased - economic (1)	78.8%	81.2%	81.5%	80.8%	80.0%
Total revenues	$143,262	$144,538	$145,331	$146,986	$143,072
Net income (loss) applicable to Piedmont	-$9,809	-$27,763	-$28,030	-$17,002	-$1,988
Net income (loss) per share applicable to common stockholders - diluted	-$0.08	-$0.22	-$0.23	-$0.14	-$0.02
Core EBITDA	$76,673	$77,760	$79,215	$80,448	$79,212
Core FFO applicable to common stock	$46,751	$47,753	$50,624	$52,716	$55,535
Core FFO per share - diluted	$0.37	$0.39	$0.41	$0.43	$0.45
AFFO applicable to common stock	$27,758	$24,741	$31,833	$39,939	$44,444
Gross regular dividends (2)	$15,499	$15,479	$15,464	$15,462	$25,975
Regular dividends per share (2)	$0.125	$0.125	$0.125	$0.125	$0.210
Same store net operating income - accrual basis (3)	3.7%	2.1%	1.1%	1.7%	-3.7%
Same store net operating income - cash basis (3)	5.7%	5.1%	4.8%	5.3%	0.2%
Rental rate roll up / roll down - accrual rents	23.0%	18.6%	11.3%	10.3%	19.6%
Rental rate roll up / roll down - cash rents	15.2%	8.0%	0.0%	11.7%	14.3%
Selected Balance Sheet Data
Total real estate assets, net	$3,468,030	$3,452,475	$3,512,527	$3,502,576	$3,512,128
Total assets	$4,158,643	$3,993,996	$4,057,082	$4,073,778	$4,094,349
Total liabilities	$2,500,319	$2,312,084	$2,334,110	$2,306,713	$2,297,015
Ratios & Information for Debt Holders
Core EBITDA to total revenues	53.5%	53.8%	54.5%	54.7%	55.4%
Fixed charge coverage ratio (4)	2.3 x	2.3 x	2.5 x	2.7 x	3.2 x
Average net principal amount of debt to Core EBITDA - quarterly (5)	6.8 x	6.8 x	6.5 x	6.4 x	6.4 x
Total gross real estate assets	$4,636,715	$4,596,744	$4,647,105	$4,601,792	$4,576,943
Total debt - GAAP	$2,221,738	$2,070,070	$2,054,596	$2,050,319	$2,049,236
Net principal amount of debt (6)	$2,100,347	$2,078,263	$2,065,827	$2,057,848	$2,051,778

(1)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements.
(2)	Dividends are reflected in the quarter in which the record date occurred.
(3)
Please refer to the three pages starting with page 13 for reconciliations to net income and additional same store net operating income information. The statistic provided for each of the prior quarters is based on the same store property population applicable at the time that the metric was initially reported.

(4)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented).
The Company had principal amortization of $0.9 million for the quarter ended June 30, 2024, $0.9 million for the quarter ended March 31, 2024, $0.8 million for the quarter ended December 31, 2023, $0.3 million for the quarter ended September 30, 2023, and no principal amortization for the quarter ended June 30, 2023.
The Company had capitalized interest of $3.0 million for the quarter ended June 30, 2024, $2.8 million for the quarter ended March 31, 2024, $2.5 million for the quarter ended December 31, 2023, $1.9 million for the quarter ended September 30, 2023, and $1.4 million for the quarter ended June 30, 2023.
(5)	Calculated using the annualized Core EBITDA for the quarter and the average daily principal balance of debt outstanding during the quarter less the average balance of cash and escrow deposits and restricted cash during the quarter.
(6)	Defined as the total principal amount of debt outstanding, minus cash and escrow deposits and restricted cash, all as of the end of the period.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Assets:
Real estate assets, at cost:
Land	$552,744	$552,744	$559,384	$559,384	$559,384
Buildings and improvements	3,791,196	3,769,592	3,788,249	3,747,467	3,733,538
Buildings and improvements, accumulated depreciation	(1,080,613)	(1,056,469)	(1,039,136)	(1,005,991)	(974,372)
Intangible lease assets	151,015	156,804	170,654	177,584	182,127
Intangible lease assets, accumulated amortization	(80,251)	(80,070)	(88,066)	(86,197)	(83,763)
Construction in progress	115,213	91,112	85,239	74,200	58,847
Real estate assets held for sale, gross	26,547	26,492	43,579	43,157	43,047
Real estate assets held for sale, accumulated depreciation & amortization	(7,821)	(7,730)	(7,376)	(7,028)	(6,680)
Total real estate assets	3,468,030	3,452,475	3,512,527	3,502,576	3,512,128
Cash and cash equivalents	138,454	3,544	825	5,044	5,167
Tenant receivables, net of allowance for doubtful accounts	7,619	10,338	7,915	8,806	5,387
Straight line rent receivable	186,913	183,784	182,856	180,853	179,375
Escrow deposits and restricted cash	5,368	4,221	3,381	5,983	5,055
Prepaid expenses and other assets	25,224	22,908	27,559	25,974	23,453
Goodwill	53,491	53,491	53,491	71,980	82,937
Interest rate swaps	3,578	4,148	3,032	5,841	5,693
Deferred lease costs, gross	467,710	472,757	485,531	481,365	480,161
Deferred lease costs, accumulated amortization	(201,008)	(216,835)	(223,248)	(217,069)	(207,406)
Other assets held for sale, gross	4,016	3,900	3,879	3,160	3,065
Other assets held for sale, accumulated amortization	(752)	(735)	(666)	(735)	(666)
Total assets	$4,158,643	$3,993,996	$4,057,082	$4,073,778	$4,094,349
Liabilities:
Unsecured debt, net of discount	$2,027,569	$1,875,042	$1,858,717	$1,853,598	$1,852,236
Secured debt	194,169	195,028	195,879	196,721	197,000
Accounts payable, accrued expenses, and accrued capital expenditures	140,793	106,638	146,659	120,579	107,629
Deferred income	100,131	95,139	89,930	89,990	89,815
Intangible lease liabilities, less accumulated amortization	37,657	40,237	42,925	45,825	50,335
Total liabilities	2,500,319	2,312,084	2,334,110	2,306,713	2,297,015
Stockholders' equity:
Common stock	1,240	1,239	1,237	1,237	1,237
Additional paid in capital	3,719,419	3,717,599	3,716,742	3,714,629	3,712,688
Cumulative distributions in excess of earnings	(2,055,697)	(2,030,389)	(1,987,147)	(1,943,652)	(1,911,188)
Other comprehensive loss	(8,180)	(8,090)	(9,418)	(6,718)	(6,977)
Piedmont stockholders' equity	1,656,782	1,680,359	1,721,414	1,765,496	1,795,760
Non-controlling interest	1,542	1,553	1,558	1,569	1,574
Total stockholders' equity	1,658,324	1,681,912	1,722,972	1,767,065	1,797,334
Total liabilities, redeemable common stock and stockholders' equity	$4,158,643	$3,993,996	$4,057,082	$4,073,778	$4,094,349
Common stock outstanding at end of period	123,995	123,888	123,715	123,696	123,692

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Revenues:
Rental income (1)	$111,581	$113,313	$114,357	$115,250	$112,238
Tenant reimbursements (1)	25,089	25,768	25,090	26,284	25,265
Property management fee revenue	482	157	389	396	437
Other property related income	6,110	5,300	5,495	5,056	5,132
	143,262	144,538	145,331	146,986	143,072
Expenses:
Property operating costs	58,565	59,444	59,085	59,847	58,368
Depreciation	38,814	38,869	38,036	38,150	36,475
Amortization	18,097	18,120	24,232	20,160	21,333
Impairment charges (2)	—	18,432	18,489	10,957	—
General and administrative	8,352	7,612	7,177	7,043	7,279
	123,828	142,477	147,019	136,157	123,455
Other income (expense):
Interest expense	(29,569)	(29,714)	(28,431)	(27,361)	(23,389)
Other income (expense)	328	278	146	351	1,787
Loss on early extinguishment of debt (3)	—	(386)	—	(820)	—
Gain on sale of real estate	—	—	1,946	—	—
Net income (loss)	(9,807)	(27,761)	(28,027)	(17,001)	(1,985)
Less: Net (income) loss applicable to noncontrolling interest	(2)	(2)	(3)	(1)	(3)
Net income (loss) applicable to Piedmont	$(9,809)	$(27,763)	$(28,030)	$(17,002)	$(1,988)
Weighted average common shares outstanding - diluted	123,953	123,800	123,714	123,696	123,671
Net income (loss) per share applicable to common stockholders - diluted	$(0.08)	$(0.22)	$(0.23)	$(0.14)	$(0.02)
Common stock outstanding at end of period	123,995	123,888	123,715	123,696	123,692

(1)	Not presented in conformance with GAAP. To be in conformance with the current GAAP standard, the Company would combine amounts presented on the rental income line with amounts presented on the tenant reimbursements line and present that aggregated figure on one line entitled "rental and tenant reimbursement revenue."
(2)	Consists of the write down of the book value of two properties in the first quarter of 2024 due to changes in the estimated hold periods of the assets, the write down of the Company's goodwill balance allocated to its Boston and New York markets in the fourth quarter of 2023, and the write down of the Company's goodwill balance allocated to its Minneapolis market in the third quarter of 2023.
(3)	Consists of the pro-rata write-off of unamortized debt issuance costs and discounts associated with the repayment of $100 million in unsecured term loan debt originally due at the end of 2024 but repaid in the first quarter of 2024.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Six Months Ended
	6/30/2024	6/30/2023	Change ($)	Change (%)	6/30/2024	6/30/2023	Change ($)	Change (%)
Revenues:
Rental income (1)	$111,581	$112,238	$(657)	(0.6)%	$224,894	$224,798	$96	—%
Tenant reimbursements (1)	25,089	25,265	(176)	(0.7)%	50,857	49,534	1,323	2.7%
Property management fee revenue	482	437	45	10.3%	639	944	(305)	(32.3)%
Other property related income	6,110	5,132	978	19.1%	11,410	10,163	1,247	12.3%
	143,262	143,072	190	0.1%	287,800	285,439	2,361	0.8%
Expenses:
Property operating costs	58,565	58,368	(197)	(0.3)%	118,009	116,159	(1,850)	(1.6)%
Depreciation	38,814	36,475	(2,339)	(6.4)%	77,683	72,272	(5,411)	(7.5)%
Amortization	18,097	21,333	3,236	15.2%	36,217	43,364	7,147	16.5%
Impairment charges (2)	—	—	—		18,432	—	(18,432)	(100.0)%
General and administrative	8,352	7,279	(1,073)	(14.7)%	15,964	14,970	(994)	(6.6)%
	123,828	123,455	(373)	(0.3)%	266,305	246,765	(19,540)	(7.9)%
Other income (expense):
Interest expense	(29,569)	(23,389)	(6,180)	(26.4)%	(59,283)	(45,466)	(13,817)	(30.4)%
Other income (expense)	328	1,787	(1,459)	(81.6)%	606	3,443	(2,837)	(82.4)%
Loss on early extinguishment of debt (3)	—	—	—		(386)	—	(386)	(100.0)%
Net income (loss)	(9,807)	(1,985)	(7,822)	(394.1)%	(37,568)	(3,349)	(34,219)	(1,021.8)%
Less: Net (income) loss applicable to noncontrolling interest	(2)	(3)	1	33.3%	(4)	(6)	2	33.3%
Net income (loss) applicable to Piedmont	$(9,809)	$(1,988)	$(7,821)	(393.4)%	$(37,572)	$(3,355)	$(34,217)	(1,019.9)%
Weighted average common shares outstanding - diluted	123,953	123,671			123,877	123,611
Net income (loss) per share applicable to common stockholders - diluted	$(0.08)	$(0.02)			$(0.30)	$(0.03)
Common stock outstanding at end of period	123,995	123,692			123,995	123,692

(1)	Not presented in conformance with GAAP. To be in conformance with the current GAAP standard, the Company would combine amounts presented on the rental income line with amounts presented on the tenant reimbursements line and present that aggregated figure on one line entitled "rental and tenant reimbursement revenue."
(2)	The six months ended June 30, 2024 consists of the write down of the book value of two properties due to changes in the estimated hold periods of the assets.
(3)	The six months ended June 30, 2024 consists of the pro-rata write-off of unamortized debt issuance costs and discounts associated with the repayment of $100 million in unsecured term loan debt originally due at the end of 2024 but repaid in the first quarter of 2024.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023

GAAP net income (loss) applicable to common stock	$(9,809)	$(1,988)	$(37,572)	$(3,355)
Depreciation of real estate assets (1)	38,471	36,200	77,057	71,890
Amortization of lease-related costs (1)	18,089	21,323	36,201	43,344
Impairment charges	—	—	18,432	—
NAREIT Funds From Operations applicable to common stock	46,751	55,535	94,118	111,879
Adjustments:
Loss on early extinguishment of debt	—	—	386	—
Core Funds From Operations applicable to common stock	46,751	55,535	94,504	111,879
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,139	1,312	2,347	2,551
Depreciation of non real estate assets	331	264	603	361
Straight-line effects of lease revenue (1)	(2,084)	(2,755)	(4,339)	(5,942)
Stock-based compensation adjustments	2,061	2,095	3,087	2,278
Amortization of lease-related intangibles (1)	(2,549)	(3,119)	(5,205)	(6,531)
Non-incremental capital expenditures (2)
Base Building Costs	(6,087)	(2,914)	(19,142)	(7,666)
Tenant Improvement Costs	(2,973)	(2,228)	(6,646)	(7,927)
Leasing Costs	(8,831)	(3,746)	(12,710)	(7,767)
Adjusted Funds From Operations applicable to common stock	$27,758	$44,444	$52,499	$81,236

Weighted average common shares outstanding - diluted	124,796	123,749	124,501	123,696

NAREIT Funds From Operations per share (diluted)	$0.37	$0.45	$0.76	$0.90
Core Funds From Operations per share (diluted)	$0.37	$0.45	$0.76	$0.90

Common stock outstanding at end of period	123,995	123,692	123,995	123,692

(1)	Includes our proportionate share of amounts attributable to consolidated properties.
(2)	Non-incremental capital expenditures are defined on page 32.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023
Net income (loss) applicable to Piedmont	$(9,809)	$(1,988)	$(37,572)	$(3,355)
Net income (loss) applicable to noncontrolling interest	2	3	4	6
Interest expense	29,569	23,389	59,283	45,466
Depreciation (1)	38,802	36,464	77,660	72,251
Amortization (1)	18,089	21,323	36,201	43,344
Depreciation and amortization attributable to noncontrolling interests	20	21	40	41
Impairment charges	—	—	18,432	—
EBITDAre	76,673	79,212	154,048	157,753
Loss on early extinguishment of debt	—	—	386	—
Core EBITDA (2)	76,673	79,212	154,434	157,753
General and administrative expense	8,352	7,279	15,964	14,970
Non-cash general reserve for uncollectible accounts	—	—	—	(400)
Management fee revenue (net)	(256)	(254)	(252)	(546)
Other (income) expense	(220)	(1,571)	(391)	(3,012)
Straight-line effects of lease revenue (1)	(2,084)	(2,755)	(4,339)	(5,942)
Straight-line effects of lease revenue attributable to noncontrolling interests	—	(1)	—	(6)
Amortization of lease-related intangibles (1)	(2,549)	(3,119)	(5,205)	(6,531)
Property net operating income (cash basis)	79,916	78,791	160,211	156,286
Deduct net operating (income) loss from:
Acquisitions	—	—	—	—
Dispositions (3)	(17)	(821)	(1,157)	(1,383)
Other investments (4)	(451)	(2,803)	(1,653)	(5,615)
Same store net operating income (cash basis)	$79,448	$75,167	$157,401	$149,288
Change period over period	5.7%	N/A	5.4%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties.
(2)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis. Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the three months ended June 30, 2024, Piedmont recognized $0.4 million of termination income, as compared with $0.2 million during the same period in 2023. During the six months ended June 30, 2024, Piedmont recognized $1.0 million of termination income, as compared with $0.4 million during the same period in 2023.
(3)	Reflects the disposition of One Lincoln Park in Dallas, TX, sold in the first quarter of 2024.
(4)	Reflects various land holdings and three out-of-service redevelopment projects. Additional information on these entities can be found on page 31.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023
Net income (loss) applicable to Piedmont	$(9,809)	$(1,988)	$(37,572)	$(3,355)
Net income (loss) applicable to noncontrolling interest	2	3	4	6
Interest expense	29,569	23,389	59,283	45,466
Depreciation (1)	38,802	36,464	77,660	72,251
Amortization (1)	18,089	21,323	36,201	43,344
Depreciation and amortization attributable to noncontrolling interests	20	21	40	41
Impairment charges	—	—	18,432	—
EBITDAre	76,673	79,212	154,048	157,753
Loss on early extinguishment of debt	—	—	386	—
Core EBITDA (2)	76,673	79,212	154,434	157,753
General and administrative expense	8,352	7,279	15,964	14,970
Management fee revenue (net)	(256)	(254)	(252)	(546)
Other (income) expense	(220)	(1,571)	(391)	(3,012)
Property net operating income (accrual basis)	84,549	84,666	169,755	169,165
Deduct net operating (income) loss from:
Acquisitions	—	—	—	—
Dispositions (3)	(17)	(823)	(1,481)	(1,737)
Other investments (4)	(530)	(2,847)	(1,817)	(5,609)
Same store net operating income (accrual basis)	$84,002	$80,996	$166,457	$161,819
Change period over period	3.7%	N/A	2.9%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties.
(2)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis. Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the three months ended June 30, 2024, Piedmont recognized $0.4 million of termination income, as compared with $0.2 million during the same period in 2023. During the six months ended June 30, 2024, Piedmont recognized $1.0 million of termination income, as compared with $0.4 million during the same period in 2023.
(3)	Reflects the disposition of One Lincoln Park in Dallas, TX, sold in the first quarter of 2024.
(4)	Reflects various land holdings and three out-of-service redevelopment projects. Additional information on these entities can be found on page 31.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Financial Components)
Unaudited (in thousands)

	Three Months Ended				Six Months Ended
	6/30/2024	6/30/2023	Change ($)	Change (%)	6/30/2024	6/30/2023	Change ($)	Change (%)

Revenue
Cash rental income	$105,809	$102,186	$3,623	3.5%	$211,497	$204,098	$7,399	3.6%
Tenant reimbursements	24,456	23,311	1,145	4.9%	48,761	46,075	2,686	5.8%
Straight line effects of lease revenue	2,004	2,730	(726)	(26.6)%	3,850	5,679	(1,829)	(32.2)%
Amortization of lease-related intangibles	2,550	3,099	(549)	(17.7)%	5,206	6,452	(1,246)	(19.3)%
Total rents	134,819	131,326	3,493	2.7%	269,314	262,304	7,010	2.7%

Other property related income	6,320	5,255	1,065	20.3%	11,724	10,439	1,285	12.3%
Total revenue	141,139	136,581	4,558	3.3%	281,038	272,743	8,295	3.0%

Property operating expense	57,245	55,801	(1,444)	(2.6)%	114,797	111,356	(3,441)	(3.1)%

Property other income (expense)	108	216	(108)	(50.0)%	216	432	(216)	(50.0)%

Same store net operating income (accrual)	$84,002	$80,996	$3,006	3.7%	$166,457	$161,819	$4,638	2.9%

Less:
Straight line effects of lease revenue	(2,004)	(2,730)	726	26.6%	(3,850)	(5,679)	1,829	32.2%
Amortization of lease-related intangibles	(2,550)	(3,099)	549	17.7%	(5,206)	(6,452)	1,246	19.3%
Non-cash general reserve for uncollectible accounts			—			(400)	400	100.0%

Same store net operating income (cash)	$79,448	$75,167	$4,281	5.7%	$157,401	$149,288	$8,113	5.4%

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data and ratios)

	As of	As of
	June 30, 2024	December 31, 2023

Market Capitalization
Common stock price	$7.25	$7.11
Total shares outstanding	123,995	123,715
Equity market capitalization (1)	$898,964	$879,616
Total debt - GAAP (net of $143.8 million of cash and investments on hand at June 30, 2024)	$2,077,916	$2,050,390
Total principal amount of debt outstanding (net of $143.8 million of cash and investments on hand at June 30, 2024) (excludes premiums, discounts, and deferred financing costs)	$2,100,347	$2,065,827
Total market capitalization (1)	$3,143,133	$2,949,649
Ratios & Information for Debt Holders
Total gross assets (2)	$5,529,088	$5,415,573
Net principal amount of debt / Total gross assets less cash and cash equivalents (3)	39.1%	38.2%
Average net principal amount of debt to Core EBITDA - quarterly (4)	6.8 x	6.5 x
Average net principal amount of debt to Core EBITDA - trailing twelve months (5)	6.6 x	6.4 x

(1)	Reflects common stock closing price, shares outstanding, and principal amount of debt outstanding as of the end of the reporting period.
(2)	Total gross assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.
(3)	As of June 30, 2024, the Company held a large cash balance to be used for future debt retirement in early 2025; therefore, the metric shown is on a net debt basis to account for this cash balance.
(4)	Calculated using the annualized Core EBITDA for the quarter and the average daily principal balance of debt outstanding during the quarter less the average balance of cash and escrow deposits and restricted cash during the quarter.
(5)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average daily principal balance of debt outstanding for the trailing twelve months less the average balance of cash and escrow deposits and restricted cash during the trailing twelve month period.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of June 30, 2024
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt	Principal Amount Outstanding (1)	Weighted Average Interest Rate (2)	Weighted Average Maturity

Floating Rate (3)	$120,000	6.71%	31.0 months
Fixed Rate	2,124,169	6.04%	55.6 months
Total	$2,244,169	6.08%	54.3 months

Unsecured & Secured Debt
Debt	Principal Amount Outstanding (1)	Weighted Average Interest Rate (2)	Weighted Average Maturity

Unsecured	$2,050,000	6.26%	54.6 months
Secured	194,169	4.10%	51.1 months
Total	$2,244,169	6.08%	54.3 months

Debt Maturities (4)
Maturity Year	Secured Principal Amount Outstanding (1)	Unsecured Principal Amount Outstanding (1)	Weighted Average Interest Rate (2)	Percentage of Total Debt

2024	$—	$—	—	—
2025	—	250,000	4.79%	11.1%
2026	—	—	—	—
2027	—	200,000	6.22%	8.9%
2028	194,169	600,000	7.99%	35.4%
2029	—	400,000	7.11%	17.8%
2030	—	300,000	3.90%	13.4%
2031	—	—	—	—
2032	—	300,000	2.78%	13.4%
Total	$194,169	$2,050,000	6.08%	100.00%

(1)	All of Piedmont's outstanding debt as of June 30, 2024 was interest-only with the exception of the $197 million fixed-rate mortgage associated with 1180 Peachtree Street in Atlanta, GA.
(2)	Calculated based upon the principal amounts outstanding and effective interest rates at June 30, 2024.
(3)	Comprised of the $120 million variable-rate portion of the $200 million unsecured 2024 term loan.
(4)	For loans that provide extension options that are conditional solely upon the Company providing proper notice to the loan's administrative agent and the payment of an extension fee, the final extended maturity date is reflected herein.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility	Stated Rate (1)	Effective Rate (2)	Maturity Date	Principal Amount Outstanding as of June 30, 2024

Secured Debt
$197 Million Fixed-Rate Mortgage (1180 Peachtree Street)	4.10%	4.10%	10/1/2028	194,169
Secured Subtotal / Weighted Average Interest Rate		4.10%		$194,169

Unsecured Debt
$250 Million Unsecured 2018 Term Loan (3)	SOFR + 1.20%	4.79%	3/31/2025	250,000
$200 Million Unsecured 2024 Term Loan (4)	SOFR + 1.30%	6.22%	1/29/2027	200,000
$600 Million Unsecured 2022 Line of Credit (5)	SOFR + 1.04%	6.45%	6/30/2027	—
$600 Million Unsecured 2023 Senior Notes (6)	9.25%	9.25%	7/20/2028	600,000
$400 Million Unsecured 2024 Senior Notes (7)	6.88%	7.11%	7/15/2029	400,000
$300 Million Unsecured 2020 Senior Notes (8)	3.15%	3.90%	8/15/2030	300,000
$300 Million Unsecured 2021 Senior Notes (9)	2.75%	2.78%	4/1/2032	300,000
Unsecured Subtotal / Weighted Average Interest Rate		6.26%		$2,050,000

Total Debt - Principal Amount Outstanding				$2,244,169
GAAP Adjustments - Discounts and Unamortized Debt Issuance Costs				$(22,431)
Total Debt - GAAP Amount Outstanding / Weighted Average Interest Rate		6.08%		$2,221,738

(1)	The all-in stated interest rates for the SOFR selections are comprised of the relevant adjusted SOFR rate (calculated as the base SOFR interest rate plus a fixed adjustment of 0.10%) and is a subject to an additional spread over the selected rate based on Piedmont's current credit rating.
(2)	The effective rates reflect the consideration of settled or in-place interest rate swap agreements and issuance discounts.
(3)	The $250 million unsecured term loan has a stated variable interest rate; however, Piedmont entered into multiple interest rate swap agreements which effectively fixes the interest rate on the entire facility through the loan's maturity date and can only change with a credit rating change for the Company.
(4)	The $200 million unsecured term loan has a stated variable interest rate; however, Piedmont entered into two interest rate swap agreements which effectively fixes the interest rate on $80 million of the term loan to 5.50% through February 1, 2026 and can only change with a credit rating change for the Company. For the remaining $120 million variable portion of the loan, Piedmont may select from multiple interest rate options, including the prime rate and various length SOFR rates.
(5)	There was no balance outstanding under the unsecured line of credit as of June 30, 2024. This revolving credit facility has an initial maturity date of June 30, 2026; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 30, 2027. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various SOFR rates.
(6)	The original $400 million unsecured senior notes were offered for sale at 99.000% of the principal amount; the resulting effective cost of the original $400 million financing is approximately 9.50% before the consideration of transaction costs. Piedmont offered an additional $200 million in unsecured senior notes for sale at 101.828% of the principal amount; the resulting effective cost of the $200 million additional financing is approximately 8.75%.
(7)	The $400 million unsecured senior notes were offered for sale at 98.993% of the principal amount; the resulting effective cost of the financing is approximately 7.114% before the consideration of transaction costs.
(8)	The $300 million unsecured senior notes were offered for sale at 99.236% of the principal amount; the resulting effective cost of the financing is approximately 3.24% before the consideration of transaction costs and the impact of interest rate hedges. After incorporating the results of the related interest rate hedging activity, the effective cost of the financing is approximately 3.90%.
(9)
The $300 million unsecured senior notes were offered for sale at 99.510% of the principal amount; the resulting effective cost of the financing is approximately 2.80% before the consideration of transaction costs and the impact of interest rate hedges. After incorporating the results of the related interest rate hedging activity, the effective cost of the financing is approximately 2.78%.

Piedmont Office Realty Trust, Inc.
Debt Covenant & Ratio Analysis (for Debt Holders)
As of June 30, 2024
Unaudited

		Three Months Ended
Bank Debt Covenant Compliance (1)	Required	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023

Maximum leverage ratio	0.60	0.41	0.41	0.37	0.36	0.37
Minimum fixed charge coverage ratio (2)	1.50	2.49	2.67	2.91	3.16	3.52
Maximum secured indebtedness ratio	0.40	0.04	0.04	0.04	0.03	0.04
Minimum unencumbered leverage ratio	1.60	2.37	2.39	2.67	2.74	2.66
Minimum unencumbered interest coverage ratio (3)	1.75	2.57	2.75	2.99	3.28	3.67

		Three Months Ended
Bond Covenant Compliance (4)	Required	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023

Total debt to total assets	60% or less	46.8%	45.2%	44.4%	44.7%	44.8%
Secured debt to total assets	40% or less	4.1%	4.2%	4.2%	4.3%	4.3%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	2.85	3.04	3.29	3.56	3.97
Unencumbered assets to unsecured debt	150% or greater	212%	220%	225%	223%	223%

	Three Months Ended	Six Months Ended	Twelve Months Ended
Other Debt Coverage Ratios for Debt Holders	June 30, 2024	June 30, 2024	December 31, 2023

Average net principal amount of debt to core EBITDA (5)	6.8 x	6.8 x	6.4 x
Fixed charge coverage ratio (6)	2.3 x	2.3 x	2.9 x
Interest coverage ratio (7)	2.4 x	2.4 x	2.9 x

(1)	Bank debt covenant compliance calculations relate to the most restrictive of the specific calculations detailed in the relevant credit agreements. Please refer to such agreements for relevant defined terms.
(2)	Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), excluding one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.
(3)	Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.
(4)	Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture and the First Supplemental Indenture dated March 6, 2014, the Second Supplemental Indenture dated August 12, 2020, the Third Supplemental Indenture dated September 20, 2021, the Fourth Supplemental Indenture dated July 20, 2023, and the Fifth Supplemental Indenture dated June 25, 2024 for defined terms and detailed information about the calculations.
(5)	Calculated using the average daily principal balance of debt outstanding during the identified period, less the average balance of cash and escrow deposits and restricted cash as of the end of each month during the relevant period.
(6)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented). The Company had principal amortization of $0.9 million for the three months ended June 30, 2024, $1.7 million for the six months ended June 30, 2024, and $1.1 million for the twelve months ended December 31, 2023. The Company had capitalized interest of $3.0 million for the three months ended June 30, 2024, $5.8 million for the six months ended June 30, 2024 and $7.0 million for the twelve months ended December 31, 2023.
(7)	Calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $3.0 million for the three months ended June 30, 2024, $5.8 million for the six months ended June 30, 2024, and $7.0 million for the twelve months ended December 31, 2023.

Piedmont Office Realty Trust, Inc.
Tenant Diversification
As of June 30, 2024

Tenants Contributing 1% or More to Annualized Lease Revenue
Tenant	Credit Rating (1)	Number of Properties	Lease Term Remaining (2)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)
State of New York	AA+ / Aa1	1	12.4	$28,169	5.0	482	3.5
US Bancorp	A / A3	1	9.8	16,169	2.9	447	3.3
City of New York	AA / Aa2	1	1.9	15,941	2.8	313	2.3
Amazon	AA / A1	2	5.4	14,071	2.5	274	2.0
Microsoft	AAA / Aaa	2	6.9	13,838	2.4	355	2.6
King & Spalding	No Rating Available	1	6.8	13,214	2.3	268	2.0
Transocean	CCC+ / B3	1	11.8	11,569	2.0	301	2.2
Ryan	B+ / B2	1	2.3	9,628	1.7	178	1.3
VMware, Inc.	BBB / Baa3	1	3.1	9,097	1.6	215	1.6
Schlumberger Technology	A / A2	1	4.5	8,231	1.5	254	1.9
Gartner	BBB- / Baa3	2	10.0	7,875	1.4	207	1.5
Fiserv	BBB / Baa2	1	3.1	7,629	1.3	195	1.4
Salesforce.com	A+ / A1	1	5.1	7,586	1.3	182	1.3
Epsilon Data Management (subsidiary of Publicis)	BBB+ / Baa1	1	2.0	7,102	1.3	222	1.6
Eversheds Sutherland	No Rating Available	1	1.8	7,076	1.3	180	1.3
MasterCard	A+ / Aa3	1	6.1	7,000	1.2	133	1.0
International Food Policy Research Institute	No Rating Available	1	7.6	6,761	1.2	102	0.7
Travel + Leisure Co.	BB- / Ba3	1	16.3	5,702	1.0	182	1.3
Other			Various	370,788	65.3	9,179	67.2
Total				$567,446	100.0	13,669	100.0

(1)	Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.
(2)	Reflects the weighted average lease terms remaining in years weighted by Annualized Lease Revenue.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of June 30, 2024

Tenant Credit Rating

Rating Level (1)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$22,774	4.0
AA / Aa	72,736	12.8
A / A	57,800	10.2
BBB / Baa	67,524	11.9
BB / Ba	17,878	3.2
B / B	29,748	5.2
Below	1,837	0.3
Not rated (2)	297,149	52.4
Total	$567,446	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 sf or Less	340	35.4	$25,307	4.5	234	1.7
2,501 - 10,000 sf	351	36.6	71,137	12.5	1,792	13.1
10,001 - 20,000 sf	104	10.8	56,194	9.9	1,413	10.3
20,001 - 40,000 sf	94	9.8	99,641	17.6	2,532	18.5
40,001 - 100,000 sf	45	4.7	113,135	19.9	2,799	20.5
Greater than 100,000 sf	26	2.7	202,032	35.6	4,899	35.9
Total	960	100.0	$567,446	100.0	13,669	100.0

(1)	Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.
(2)	The classification of a tenant as "not rated" is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Piper Sandler, Ernst & Young, KPMG, BDO, and RaceTrac Petroleum.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2024			June 30, 2023
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of March 31, 20xx	14,085	16,037	87.8%	14,352	16,674	86.1%
Leases signed during period	1,038			581
Less:
Lease renewals signed during period	(633)			(345)
New leases signed during period for currently occupied space	(213)			(64)
Leases expired during period and other	(578)	18		(159)	(2)
Subtotal	13,699	16,055	85.3%	14,365	16,672	86.2%
Acquisitions and properties placed in service during period (2)	—	—		—	—
Dispositions and properties taken out of service during period (2)	(30)	(397)		—	—
As of June 30, 20xx	13,669	15,658	87.3%	14,365	16,672	86.2%

	Six Months Ended			Six Months Ended
	June 30, 2024			June 30, 2023
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	14,426	16,563	87.1%	14,440	16,658	86.7%
Leases signed during period	1,538			1,125
Less:
Lease renewals signed during period	(805)			(619)
New leases signed during period for currently occupied space	(233)			(110)
Leases expired during period and other	(970)	8		(471)	14
Subtotal	13,956	16,571	84.2%	14,365	16,672	86.2%
Acquisitions and properties placed in service during period (2)	—	—		—	—
Dispositions and properties taken out of service during period (2)	(287)	(913)		—	—
As of June 30, 20xx	13,669	15,658	87.3%	14,365	16,672	86.2%

Same Store Analysis
Less acquisitions and dispositions after June 30, 2023 and out-of-service redevelopments (2) (3)	—	—	—%	(776)	(909)	85.4%
Same Store Leased Percentage	13,669	15,658	87.3%	13,589	15,763	86.2%

(1)	Calculated as square footage associated with commenced leases as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end at our in-service properties, divided by total rentable in-service square footage as of period end.
(2)	For additional information on acquisitions and dispositions completed during the last year and current out-of-service redevelopments, please refer to page 31.
(3)	Dispositions completed during the previous twelve months are deducted from the previous period data, and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments that commenced during the previous twelve months that were taken out of service are deducted from the previous period data, and previously out of service redevelopments that were placed back in service during the previous twelve months are deducted from the current period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis

	Three Months Ended
	June 30, 2024
	Square Feet (in thousands)	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (1)	% Change Accrual Rents (2)

Leases executed for spaces vacant one year or less	821	79.1%	5.2%	15.2%	23.0%
Leases executed for spaces excluded from analysis (3)	217	20.9%

	Six Months Ended
	June 30, 2024
	Square Feet (in thousands)	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (1)	% Change Accrual Rents (2)

Leases executed for spaces vacant one year or less	1,045	68.0%	6.7%	13.6%	22.1%
Leases executed for spaces excluded from analysis (3)	492	32.0%

(1)	Calculation compares the last twelve months of cash paying rents of the previous lease to the first twelve months of cash paying rents of the new lease.
(2)	Calculation compares the accrual basis rents of the previous lease to the accrual basis rents of the new leases. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the calculation.
(3)	Leases are excluded from the above analyses if: (1) the space has been vacant for more than one year, (2) the lease term is less than one year, (3) the lease is associated with storage space, retail space, a management office, or a percentage rent agreement, or (4) the lease is associated with a recently acquired asset for which there is less than one year of operating history.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of June 30, 2024
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,989	12.7
2024 (2)	19,550	3.4	436	2.8
2025 (3)	51,959	9.2	1,310	8.4
2026	66,115	11.7	1,623	10.4
2027	50,735	8.9	1,320	8.4
2028	59,201	10.4	1,556	9.9
2029	55,639	9.8	1,327	8.5
2030	46,324	8.2	1,075	6.9
2031	31,024	5.5	773	4.9
2032	29,339	5.2	731	4.7
2033	11,333	2.0	241	1.5
2034	37,659	6.6	983	6.3
2035	29,632	5.2	767	4.9
2036	21,009	3.7	549	3.5
Thereafter	57,927	10.2	978	6.2
Total	$567,446	100.0	15,658	100.0

Average Lease Term Remaining
6/30/2024	6.1 years
12/31/2023	5.7 years

(1)	Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.
(2)	Includes leases with an expiration date of June 30, 2024, comprised of approximately 51,000 square feet and Annualized Lease Revenue of $2.4 million.
(3)	Includes leases and other revenue-producing agreements on a month-to-month basis, comprised of approximately 5,200 square feet and Annualized Lease Revenue of $205K, which have been assigned a lease expiration date of a year and a day beyond the current period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of June 30, 2024
(in thousands)

	Q3 2024 (1)		Q4 2024		Q1 2025		Q2 2025
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	75	$2,618	45	$1,674	85	$2,798	103	$3,910
Boston	1	51	5	233	41	1,539	23	948
Dallas	6	318	38	1,337	186	9,548	54	2,465
Minneapolis	6	360	11	451	31	1,335	34	1,399
New York	2	137	34	1,947	2	98	9	497
Orlando	32	229	—	—	49	1,777	28	968
Northern Virginia / Washington, D.C.	58	2,574	123	6,725	5	257	9	1,091
Other	—	—	—	—	—	—	—	—
Total (3)	180	$6,287	256	$12,367	399	$17,352	260	$11,278

(1)
Includes leases with an expiration date of June 30, 2024, comprised of approximately 51,000 square feet and expiring lease revenue of $2.4 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)	Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of June 30, 2024
(in thousands)

	12/31/2024 (1)		12/31/2025		12/31/2026		12/31/2027		12/31/2028
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	119	$4,292	407	$14,681	487	$19,276	612	$24,295	384	$15,048
Boston	7	284	91	3,270	18	648	27	855	174	5,533
Dallas	44	1,655	372	17,827	375	12,870	199	6,875	540	21,105
Minneapolis	17	811	214	8,587	28	1,044	211	7,396	41	1,731
New York	36	2,084	11	595	313	15,953	5	492	—	26
Orlando	32	229	165	5,586	301	10,769	224	8,466	51	1,808
Northern Virginia / Washington, D.C.	181	9,299	50	3,113	101	5,432	42	2,350	107	5,691
Other	—	—	—	—	—	—	—	5	259	8,283
Total (3)	436	$18,654	1,310	$53,659	1,623	$65,992	1,320	$50,734	1,556	$59,225

(1)
Includes leases with an expiration date of June 30, 2024, comprised of approximately 51,000 square feet and expiring lease revenue of $2.4 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 24 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024 (2)	For the Year Ended				2020 to 2024 (Weighted Average)
			2023 (3)	2022	2021	2020
Total Leasing Transactions
Square feet (1)	1,037,048	1,535,375	2,239,797	2,142,852	2,247,366	1,103,248	9,268,638
Tenant improvements per square foot per year of lease term	$3.82	$3.78	$3.80	$3.22	$2.78	$4.30	$3.48
Leasing commissions per square foot per year of lease term	$2.54	$2.26	$2.21	$2.22	$1.67	$1.89	$2.07
Total per square foot per year of lease term	$6.36	$6.04	$6.01	$5.44	$4.45	$6.19	$5.55
Less Adjustment for Commitment Expirations (4)
Expired tenant improvements (not paid out) per square foot per year of lease term	-$0.14	-$0.19	-$0.79	-$0.10	-$0.20	-$0.40	-$0.36

Adjusted total per square foot per year of lease term	$6.22	$5.85	$5.22	$5.34	$4.25	$5.79	$5.19

(1)	Excludes leasing transactions associated with storage and license spaces.
(2)	Tenant improvement and leasing commission amounts presented for the six months ended June 30, 2024 include a 101,500 square foot 11-year lease executed in the first quarter of 2024 with no capital outlay requirements.
(3)	Tenant improvement amounts presented for the year ended December 31, 2023 were adjusted to reflect the overall concession package for the 447,000 square foot 10-year renewal with US Bancorp, executed in the fourth quarter of 2023. The renewal terms provided for zero months of rent abatement, offset by an above-market tenant improvement allowance. The amounts are presented as if the renewal had included the standard twelve months gross rent abatement in line with market conditions and, therefore, a normalized tenant improvement allowance. This adjustment effectively lowered the total capital per square foot per year of lease term for the year ended December 31, 2023 by $0.97.
(4)	The Company reports total tenant improvement amounts based on the maximum amount of committed leasing capital in the period in which the lease is executed. However, tenants do not always use the full allowance provided for in the lease, or a portion of the allowance could expire at a set date. To provide additional clarity on actual costs for completed leasing transactions, tenant improvement allowances that have expired or are no longer available to the tenant are disclosed in this section and are deducted from the capital commitments per square foot of leased space in the periods in which they expired.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of June 30, 2024
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Atlanta	11	$172,514	30.4	4,711	30.1	4,396	93.3
Dallas	12	107,746	19.0	3,225	20.6	2,605	80.8
Northern Virginia / Washington, D.C.	6	63,907	11.3	1,589	10.2	1,199	75.5
Orlando	6	62,189	10.9	1,757	11.2	1,619	92.1
New York	1	53,498	9.4	1,046	6.7	949	90.7
Minneapolis	3	47,583	8.4	1,446	9.2	1,258	87.0
Boston	6	40,146	7.1	1,270	8.1	1,083	85.3
Other	2	19,863	3.5	614	3.9	560	91.2
Total / Weighted Average	47	$567,446	100.0	15,658	100.0	13,669	87.3

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of June 30, 2024
(square footage in thousands)

	CBD				URBAN INFILL / SUBURBAN				TOTAL
Location	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Atlanta	2	10.4	1,300	8.3	9	20.0	3,411	21.8	11	30.4	4,711	30.1
Dallas	—	—	—	—	12	19.0	3,225	20.6	12	19.0	3,225	20.6
Northern Virginia / Washington, D.C.	3	5.2	691	4.4	3	6.1	898	5.8	6	11.3	1,589	10.2
Orlando	4	9.1	1,448	9.2	2	1.8	309	2.0	6	10.9	1,757	11.2
New York	1	9.4	1,046	6.7	—	—	—	—	1	9.4	1,046	6.7
Minneapolis	1	5.4	937	6.0	2	3.0	509	3.2	3	8.4	1,446	9.2
Boston	—	—	—	—	6	7.1	1,270	8.1	6	7.1	1,270	8.1
Other	—	—	—	—	2	3.5	614	3.9	2	3.5	614	3.9
Total	11	39.5	5,422	34.6	36	60.5	10,236	65.4	47	100.0	15,658	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of June 30, 2024
($ and square footage in thousands)

				Percentage of	Leased	Percentage
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Square	of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Business Services	77	10.6	$82,975	14.6	2,082	15.2
Engineering, Accounting, Research, Management & Related Services	94	12.9	81,649	14.4	1,916	14.0
Legal Services	79	10.9	58,412	10.3	1,380	10.1
Governmental Entity	5	0.7	51,322	9.0	938	6.9
Real Estate	52	7.2	28,496	5.0	823	6.0
Depository Institutions	19	2.6	26,054	4.6	679	5.0
Oil and Gas Extraction	5	0.7	22,994	4.1	645	4.7
Holding and Other Investment Offices	37	5.1	20,950	3.7	501	3.7
Security & Commodity Brokers, Dealers, Exchanges & Services	55	7.6	20,667	3.6	510	3.7
Miscellaneous Retail	8	1.1	18,455	3.3	398	2.9
Health Services	34	4.7	16,291	2.9	404	3.0
Automotive Repair, Services & Parking	8	1.1	13,909	2.5	8	0.1
Membership Organizations	18	2.5	11,982	2.1	228	1.7
Insurance Agents, Brokers & Services	19	2.6	10,609	1.9	300	2.2
Insurance Carriers	12	1.7	9,154	1.6	245	1.8
Other	204	28.0	93,527	16.4	2,612	19.0
Total	726	100.0	$567,446	100.0	13,669	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of June 30, 2024

Acquisitions Completed During Prior Year and Current Year
None

Dispositions Completed During Prior Year and Current Year
Property	Market / Submarket	Disposition Period	Percent Ownership	Year Built	Sale Price	Square Feet (in thousands)
One Lincoln Park	Dallas / Preston Center	Q1 2024	100%	1999	$54.0 million	257

Out-of-Service Redevelopment Projects (1)
Property	Market / Submarket	Out-of-Service Date	Percent Leased	Square Feet (in thousands)	Current Asset Basis
222 South Orange Avenue at The Exchange	Orlando / CBD	Q4 2020	15%	127	$39.9 million
9320 Excelsior Boulevard	Minneapolis / I-394 Corridor	Q1 2024	0%	259	$18.7 million
One & Two Meridian	Minneapolis / I-494 Corridor	Q2 2024	7%	397	$43.1 million

Developable Land Parcels
Property	Market / Submarket	Adjacent Piedmont Project	Acres	Book Value (in thousands)
Gavitello	Atlanta / Buckhead	The Medici	2.0	$2,583
Glenridge Highlands Three	Atlanta / Central Perimeter	Glenridge Highlands	3.0	2,015
Galleria Atlanta	Atlanta / Northwest	Galleria on the Park	16.3	24,205
State Highway 161	Dallas / Las Colinas	Las Colinas Corporate Center	4.5	3,320
Royal Lane (2)	Dallas / Las Colinas	6011, 6021 & 6031 Connection Drive	10.6	2,837
John Carpenter Freeway	Dallas / Las Colinas	750 West John Carpenter Freeway	3.5	1,000
Galleria Dallas	Dallas / Lower North Tollway	Galleria Office Towers	1.9	6,081
TownPark (2)	Orlando / Lake Mary	400 & 500 TownPark Commons	18.9	9,123
Total			60.7	$51,164

(1)	These projects have been placed into redevelopment and are currently excluded from our in-service portfolio leasing metrics. During the redevelopment phase, the Company plans to add or fully renovate the lobbies, common areas and other tenant amenities, transforming the projects into multi-tenant assets with a distinct focus on hospitality. Assets will be reclassified back to in-service upon the earlier of (a) one year after receiving the final certificate of occupancy for the space or (b) the asset reaching 80 percent leased.
(2)	As of June 30, 2024, the Company was under contract to sell these land parcels; however, the transactions are contingent upon the buyers obtaining the appropriate zoning changes.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 34.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures, if any. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) current rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to unleased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with development properties and properties taken out of service for redevelopment, if any.

Core EBITDA: The Company calculates Core EBITDA as net income/(loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment charges, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income/(loss) before interest, taxes, depreciation and amortization.
EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income/(loss) (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment charges, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income/(loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets, goodwill, and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures, if any. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building, renovations that change the underlying classification of a building, and deferred building maintenance capital identified at and completed shortly after acquisition are included in this measure.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of non-cash general reserve for uncollectible accounts, straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store Properties excludes land assets.

Total Gross Assets: Total Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.

Total Gross Real Estate Assets: Total Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Dylan Burzinski	Anthony Paolone, CFA	Nicholas Thillman	Michael Lewis, CFA
Green Street	JP Morgan	Robert W. Baird & Co.	Truist Securities
100 Bayview Circle, Suite 400	383 Madison Avenue, 32nd Floor	777 East Wisconsin Avenue	711 Fifth Avenue, 4th Floor
Newport Beach, CA 92660	New York, NY 10179	Milwaukee, WI 53202	New York, NY 10022
Phone: (949) 640-8780	Phone: (212) 622-6682	Phone: (414) 298-5053	Phone: (212) 319-5659

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue, 3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023

GAAP net income (loss) applicable to common stock	$(9,809)	$(27,763)	$(28,030)	$(17,002)	$(1,988)	$(37,572)	$(3,355)
Depreciation	38,471	38,586	37,889	37,790	36,200	77,057	71,890
Amortization	18,089	18,112	24,222	20,151	21,323	36,201	43,344
Impairment charges	—	18,432	18,489	10,957	—	18,432	—
Gain on sale of properties	—	—	(1,946)	—	—	—	—
NAREIT Funds From Operations applicable to common stock	46,751	47,367	50,624	51,896	55,535	94,118	111,879
Adjustments:
Loss on early extinguishment of debt	—	386	—	820	—	386	—
Core Funds From Operations applicable to common stock	46,751	47,753	50,624	52,716	55,535	94,504	111,879
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,139	1,208	1,481	1,410	1,312	2,347	2,551
Depreciation of non real estate assets	331	272	136	350	264	603	361
Straight-line effects of lease revenue	(2,084)	(2,255)	(908)	(418)	(2,755)	(4,339)	(5,942)
Stock-based compensation adjustments	2,061	1,026	1,989	2,070	2,095	3,087	2,278
Amortization of lease-related intangibles	(2,549)	(2,656)	(2,869)	(4,479)	(3,119)	(5,205)	(6,531)
Non-incremental capital expenditures
Base Building Costs	(6,087)	(13,055)	(5,554)	(7,085)	(2,914)	(19,142)	(7,666)
Tenant Improvement Costs	(2,973)	(3,673)	(2,664)	(2,687)	(2,228)	(6,646)	(7,927)
Leasing Costs	(8,831)	(3,879)	(10,402)	(1,938)	(3,746)	(12,710)	(7,767)

Adjusted Funds From Operations applicable to common stock	$27,758	$24,741	$31,833	$39,939	$44,444	$52,499	$81,236

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023

Net income (loss) applicable to Piedmont	$(9,809)	$(27,763)	$(28,030)	$(17,002)	$(1,988)	$(37,572)	$(3,355)
Net income (loss) applicable to noncontrolling interest	2	2	3	1	3	4	6
Interest expense	29,569	29,714	28,431	27,361	23,389	59,283	45,466
Depreciation	38,802	38,857	38,025	38,140	36,464	77,660	72,251
Amortization	18,089	18,112	24,223	20,151	21,323	36,201	43,344
Depreciation and amortization attributable to noncontrolling interests	20	20	20	20	21	40	41
Impairment charges	—	18,432	18,489	10,957	—	18,432	—
Gain on sale of properties	—	—	(1,946)	—	—	—	—
EBITDAre	76,673	77,374	79,215	79,628	79,212	154,048	157,753
Loss on early extinguishment of debt	—	386	—	820	—	386	—
Core EBITDA	76,673	77,760	79,215	80,448	79,212	154,434	157,753
General and administrative expense	8,352	7,612	7,177	7,043	7,279	15,964	14,970
Non-cash general reserve for uncollectible accounts	—	—	—	(600)	—	—	(400)
Management fee revenue	(256)	5	(247)	(210)	(254)	(252)	(546)
Other (income) expense	(220)	(171)	(38)	(207)	(1,571)	(391)	(3,012)
Straight-line effects of lease revenue	(2,084)	(2,255)	(908)	(418)	(2,755)	(4,339)	(5,942)
Straight-line effects of lease revenue attributable to noncontrolling interests	—	—	(3)	(2)	(1)	—	(6)
Amortization of lease-related intangibles	(2,549)	(2,656)	(2,869)	(4,479)	(3,119)	(5,205)	(6,531)
Property net operating income (cash basis)	79,916	80,295	82,327	81,575	78,791	160,211	156,286
Deduct net operating (income) loss from:
Acquisitions	—	—	—	—	—	—	—
Dispositions	(17)	(1,139)	(801)	(703)	(821)	(1,157)	(1,383)
Other investments	(451)	(1,203)	(2,609)	(2,733)	(2,803)	(1,653)	(5,615)
Same store net operating income (cash basis)	$79,448	$77,953	$78,917	$78,139	$75,167	$157,401	$149,288

Piedmont Office Realty Trust, Inc.
In-Service Portfolio Detail (1)
As of June 30, 2024
(in thousands)

Project Name	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenues

Atlanta
999 Peachtree Street	✓	✓	✓	100.0%	1	622	89.4%	88.6%	79.3%	23,301
1180 Peachtree Street	✓	✓	✓	100.0%	1	678	98.7%	98.1%	94.8%	35,690
Galleria on the Park	✓	✓	✓	100.0%	5	2,164	93.2%	82.6%	77.4%	69,440
Glenridge Highlands	✓	✓	✓	100.0%	2	714	93.7%	86.8%	83.6%	25,032
1155 Perimeter Center West	✓	✓	✓	100.0%	1	377	94.7%	93.9%	88.3%	13,814
The Medici	✓		✓	100.0%	1	156	82.7%	82.7%	76.3%	5,237
Metropolitan Area Subtotal / Weighted Average					11	4,711	93.3%	87.2%	82.0%	172,514
Boston
5 Wall Street	✓	✓	✓	100.0%	1	182	100.0%	100.0%	100.0%	7,589
Wayside Office Park	✓		✓	100.0%	2	473	95.1%	95.1%	95.1%	18,160
25 Burlington Mall Road	✓		✓	100.0%	1	291	55.7%	54.0%	54.0%	7,075
80 & 90 Central Street	✓		✓	100.0%	2	324	89.2%	87.7%	84.9%	7,322
Metropolitan Area Subtotal / Weighted Average					6	1,270	85.3%	84.5%	83.8%	40,146
Dallas
Galleria Office Towers	✓	✓	✓	100.0%	3	1,381	89.1%	88.9%	84.2%	57,683
Park Place on Turtle Creek	✓		✓	100.0%	1	177	81.4%	75.1%	72.9%	7,158
6565 North MacArthur Boulevard	✓	✓	✓	100.0%	1	254	88.2%	85.0%	84.3%	8,050
750 West John Carpenter Freeway	✓	✓	✓	100.0%	1	315	46.3%	46.3%	46.3%	4,937
6011, 6021 & 6031 Connection Drive	✓		✓	100.0%	3	605	92.7%	91.9%	91.7%	19,737
Las Colinas Corporate Center	✓		✓	100.0%	3	493	60.9%	52.5%	44.2%	10,181
Metropolitan Area Subtotal / Weighted Average					12	3,225	80.8%	78.7%	75.2%	107,746
Minneapolis
US Bancorp Center	✓	✓	✓	100.0%	1	937	84.6%	84.5%	84.5%	30,793
Crescent Ridge II	✓	✓	✓	100.0%	1	295	91.9%	71.9%	65.1%	10,023
Norman Pointe I	✓		✓	100.0%	1	214	90.7%	88.3%	83.6%	6,767
Metropolitan Area Subtotal / Weighted Average					3	1,446	87.0%	82.5%	80.4%	47,583
New York
60 Broad Street			✓	100.0%	1	1,046	90.7%	88.4%	85.5%	53,498
Metropolitan Area Subtotal / Weighted Average					1	1,046	90.7%	88.4%	85.5%	53,498

Project Name	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenues

Orlando
200 South Orange Avenue at The Exchange	✓	✓	✓	100.0%	1	646	86.4%	84.2%	69.8%	21,612
CNL Center I & II	✓	✓	✓	99.0%	2	620	92.6%	92.6%	92.3%	24,201
501 West Church Street				100.0%	1	182	100.0%	—%	—%	5,702
400 & 500 TownPark Commons	✓	✓	✓	100.0%	2	309	98.7%	98.7%	97.7%	10,674
Metropolitan Area Subtotal / Weighted Average					6	1,757	92.1%	81.0%	75.4%	62,189
Northern Virginia / Washington, D.C.
4250 North Fairfax Drive	✓	✓	✓	100.0%	1	308	75.3%	69.5%	69.5%	11,642
Arlington Gateway	✓	✓	✓	100.0%	1	331	78.2%	76.4%	44.7%	12,745
3100 Clarendon Boulevard	✓	✓	✓	100.0%	1	259	85.7%	84.2%	82.2%	10,024
1201 & 1225 Eye Street	✓	✓	✓	(3)	2	482	70.1%	70.1%	69.3%	21,709
400 Virginia Avenue	✓	✓	✓	100.0%	1	209	70.8%	70.8%	68.9%	7,787
Metropolitan Area Subtotal / Weighted Average					6	1,589	75.5%	73.7%	66.3%	63,907
Other
Enclave Place	✓	✓	✓	100.0%	1	301	100.0%	100.0%	100.0%	11,574
1430 Enclave Parkway	✓	✓	✓	100.0%	1	313	82.7%	82.7%	82.7%	8,289
Metropolitan Area Subtotal / Weighted Average					2	614	91.2%	91.2%	91.2%	19,863

Grand Total					47	15,658	87.3%	83.0%	78.8%	567,446

(1)	This schedule includes information for Piedmont's in-service portfolio of properties only. Information on investments excluded from this schedule can be found on page 31
(2)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).
(3)	Piedmont owns 98.6% of 1201 Eye Street and 98.1% of 1225 Eye Street; however, it is entitled to 100% of the cash flows for each asset pursuant to the terms of each property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Major Leases Not Yet Commenced and Major Abatements

As of June 30, 2024, the Company had approximately 1.6 million square feet of executed leases for vacant space yet to commence or currently under rental abatement.

Presented below is a schedule of uncommenced new leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Market	Square Feet Leased	Space Status	Estimated Lease Commencement Date	New / Expansion
Travel + Leisure Co.	501 West Church Street	Orlando	182,461	Vacant	Q4 2025	New
General Electric International	Galleria 600	Atlanta	77,163	Vacant	Q3 2024	New
FirstKey Homes	Galleria 600	Atlanta	51,442	Vacant	Q3 2024	New

Presented below is a schedule of leases with abatements of 50,000 square feet or greater that either were under abatement as of June 30, 2024 or will be under abatement through the end of 2025.

Tenant	Property	Market	Abated Square Feet	Estimated Lease Commencement Date	Remaining Abatement Schedule	Lease Expiration
Kimley-Horn and Associates	200 and 222 South Orange Avenue	Orlando	61,348	54,673 SF Q4 2023 6,675 SF Q4 2024	November 2023 to September 2024 (54,673 SF); October 2024 (61,348 SF); November 2024 to September 2025 (6,675 SF)	Q4 2034
Institute for Justice	Arlington Gateway	Northern Virginia	58,285	Q1 2024	January 2024 through June 2025	Q2 2037
Undisclosed Tenant	One Galleria Tower	Dallas	50,130	Q4 2023	January 2024 through June 2025	Q2 2035
Javelin Energy Partners	Las Colinas Corporate Center I	Dallas	82,878	70,053 SF Q1 2024 12,825 SF Q3 2024	March 2024 to August 2024 (70,053 SF); September 2024 to February 2025 (82,878 SF); March 2025 to August 2025 (12,825 SF)	Q1 2035
OneDigital	Galleria 300	Atlanta	70,445	23,506 SF Q1 2024 46,939 SF Q3 2025	March 2024 to February 2025 (23,506 SF); September 2025 to August 2026 (46,939 SF)	Q4 2036
General Electric International	Galleria 600	Atlanta	77,163	Q3 2024	September 2024 through September 2025	Q3 2036
International Food Policy Research Institute	1201 Eye Street	Washington, DC	71,543	Q1 2025	January 2025 through March 2025	Q2 2035
Brand Industrial Services	Galleria 600	Atlanta	50,380	Q1 2023	March 2025	Q3 2034
Undisclosed Tenant	One and Two Galleria Tower	Dallas	241,421	Q1 2025	March 2025 through July 2025	Q3 2030
Travel + Leisure Co.	501 West Church Street	Orlando	182,461	Q4 2025	November 2025 through October 2026 (182,461 SF); November 2026 through October 2028 (39,000 SF)	Q4 2040

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” "estimate," “believe,” “continue” or similar words or phrases that indicate predictions of future events or trends or that do not relate solely to historical matters. Examples of such statements in this supplemental package include: the Company's estimated range of Net Income/(Loss), Depreciation, Amortization, Core FFO and Core FFO per diluted share, leasing activity, leased percentage, and estimated increase in Same Store NOI for the year ending December 31, 2024. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

Important assumptions relating to the forward-looking statements include, among others, assumptions regarding the demand for office space in the markets in which we operate, competitive conditions, and general economic conditions. These assumptions could prove inaccurate. The forward-looking statements also involve certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

•Economic, regulatory, socio-economic (including work from home and "hybrid" work policies), technological (e.g. artificial intelligence and machine learning, Zoom, etc.), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of revenue;
•The impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases;
•Lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large lead tenants;
•Impairment charges on our long-lived assets or goodwill resulting therefrom;
•The success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures;
•The illiquidity of real estate investments, including economic changes, such as rising interest rates and available financing, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which real estate investment trusts ("REITs") are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties;
•The risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition;
•Development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks;
•Future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties;
•Risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties or tenants, or a deficiency in our identification, assessment or management of cybersecurity threats impacting our operations and the public's reaction to reported cybersecurity incidents, including the reputational impact on our business and value of our common stock;
•Costs of complying with governmental laws and regulations, including environmental standards imposed on office building owners;
•Uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost;
•Additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough;
•Significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock;
•Risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rising interest rates for new debt financings;
•A downgrade in our credit ratings, the credit ratings of Piedmont Operating Partnership, L.P. (the "Operating Partnership") or the credit ratings of our or the Operating Partnership's unsecured debt securities, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments;
•The effect of future offerings of debt or equity securities on the value of our common stock;
•Additional risks and costs associated with inflation and potential increases in the rate of inflation, including the impact of a possible recession, and any changes in governmental rules, regulations, and fiscal policies;
•Uncertainties associated with environmental and regulatory matters;
•Changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods;
•The effect of any litigation to which we are, or may become, subject;
•Additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns;
•Changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or other tax law changes which may adversely affect our stockholders;
•The future effectiveness of our internal controls and procedures;
•Actual or threatened public health epidemics or outbreaks, such as the COVID-19 pandemic, as well as governmental and private measures taken to combat such health crises; and
•Other factors, including the risk factors discussed under Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2023.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to and undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PIEDMONT®
OFFICE REALTY TRUST

www.piedmontreit.com

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Atlanta, GA 30342
T: 770.418.8800

Institutional Analyst Contact

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E: research.analysts@piedmontreit.com

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E: investor.services@piedmontreit.com